Exhibit 3.1

Companies (Jersey) Law 1991

Memorandum and Articles of Association

of

Gambling.com Group Limited

A public company limited by shares

22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands T +44 1534 676 000 F +44 1534 676 333
BVI | CAYMAN ISLANDS | GUERNSEY | HONG KONG | JERSEY | LONDON

Companies (Jersey) Law 1991

Memorandum of Association

of

Gambling.com Group Limited

1.	The name of the company is Gambling.com Group Limited.

2.	The company is a public company.

3.	The company is a no par value company.

4.	The company is authorised to issue an unlimited number of shares with no par value of one class, designated as ordinary shares.

5.	The liability of a member of the company is limited to the amount unpaid (if any) on such member’s share or shares.

2

Companies (Jersey) Law 1991

Articles of Association

of

Gambling.com Group Limited

TABLE OF CONTENTS

PART 1 – INTERPRETATION		1

1.	DEFINED TERMS AND INTERPRETATION	1

PART 2 – DIRECTORS AND SECRETARY		4

2.	DIRECTORS’ POWERS AND RESPONSIBILITIES	4

3.	DECISION-MAKING BY DIRECTORS	6

4.	APPOINTMENT AND RETIREMENT OF DIRECTORS	10

5.	ALTERNATE DIRECTORS	13

6.	SECRETARY	14

PART 3 – SHARES AND DISTRIBUTIONS		14

7.	ISSUE OF SHARES	14

8.	INTERESTS IN SHARES	17

9.	SHARE CERTIFICATES	17

10.	JOINTLY HELD SHARES	18

11.	VARIATION OF CLASS RIGHTS	18

12.	TRANSFER AND TRANSMISSION	18

13.	EDISON PARTNERS IX, LP	22

14.	DIVIDENDS AND OTHER DISTRIBUTIONS	23

15.	DISTRIBUTIONS ON A WINDING UP	25

16.	CAPITALISATION	26

PART 4 – DECISION-MAKING BY MEMBERS		26

17.	ORGANISATION OF GENERAL MEETINGS	26

18.	VOTING AT GENERAL MEETINGS	31

19.	MEMBERS’ WRITTEN RESOLUTIONS	36

20.	COMMITTEES OF THE SHAREHOLDERS	36

21.	BOARD OBSERVERS	37

PART 5 – OTHER PROVISIONS		37

22.	ADMINISTRATIVE ARRANGEMENTS	37

23.	DIRECTORS’ INDEMNITY AND INSURANCE	40

3

PART 1 – INTERPRETATION

1.	DEFINED TERMS AND INTERPRETATION

1.1	Defined terms

In the Articles, unless the context requires otherwise:

Additional New Shares has the meaning given in Article 7.5(b)(ii);

Additional New Share Allotment Notice has the meaning given in Article 7.5(b)(vii);

Articles means the company’s articles of association;

Bankruptcy has the meaning given to it in the Interpretation Law and includes insolvency proceedings in a jurisdiction other than Jersey which have an effect similar to that of bankruptcy;

Board Observer has the meaning given in Article 21;

Capitalisation Resolution has the meaning given in Article 16.1;

Capitalised Sum has the meaning given in Article 16.1;

Class Meeting means a meeting of the holders of a class of shares;

Clear Days, in relation to the period of a notice, means that period excluding the day when the notice is treated as given or received and the day for which it is given or on which it is to take effect;

Communication includes any notice, document or information;

Companies Law means the Companies (Jersey) Law 1991;

Company Notice has the meaning given in Article 12.1(e);

Company Pre-emption Shares has the meaning given in Article 12.1(e)

Delivery Notice has the meaning given in Article 22.7;

Director means a director of the company and includes any person occupying the position of director by whatever name called;

Distribution Date has the meaning given in Article 14.1(e);

Edison Director has the meaning given in Article 13.2(b);

Entitled Members has the meaning given in Article 16.1;

Entitled Person means a person entitled to, or having the right to be registered as holder of, a share by reason of the death or Bankruptcy of a member or otherwise by operation of law (including the personal representatives of a deceased member or the court appointed representative of an infant member or a member under legal disability or interdiction);

First Joint Holder has the meaning given in Article 10;

Group means the company and each Group Company, any New Holding Company and its subsidiary companies from time to time;

Group Company means a subsidiary or holding company of the company or a subsidiary of any holding company of the company (whether direct or indirect);

Interpretation Law means the Interpretation (Jersey) Law 1954;

IPO means the grant of listing for any shares in the company or any shares in any New Holding Company to listing on any recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000 of the Parliament of the United Kingdom) or any other public securities market and such listing becoming effective;

IPO Reorganisation means a reorganisation of the Group by any means, including the acquisition of the company or any Group Company by a New Holding Company or any other reorganisation of the Group involving the relevant Group Company’s securities (including the conversion, consolidation, subdivision, reclassification and/or redesignation (as appropriate) of shares into a single class of ordinary shares) in preparation for an IPO;

Memorandum means the company’s memorandum of association;

New Holding Company means any new holding company of the company or any Group Company formed for the purpose of facilitating an IPO;

New Shares has the meaning given in Article 7.5(a);

New Share Entitlement has the meaning given in Article 7.5(b)(i)

Nomination Committee has the meaning given in Article 20;

Nomination Committee Terms of Reference has the meaning given in Article 20;

Offer Notice has the meaning given in Article 7.5(b);

Ordinary Resolution means a resolution passed at a general meeting or a Class Meeting that is passed by a shareholder or shareholders having the right to attend and vote at the meeting holding, in the aggregate, shares entitling the holder or holders thereof to more than fifty (50) per cent of the voting rights attached to shares represented and entitled to vote at the meeting;

Price has the meaning given in Article 12.1(c);

Proxy Notice has the meaning given in Article 18.6;

Proxy Notification Address has the meaning given in Article 18.7;

Recipient has the meaning given in Article 14.2;

Record Date means the day falling thirty (30) days immediately preceding the date set for the general meeting to which it relates, or such shorter period as my be determined by the Directors from time to time, and, for so long as the shares in the company may be dematerialised, with reference to the applicable rules, regulations and market practices of the Stock Exchange with a view to shorten such period as much as reasonably and practically possible;

Remuneration Committee has the meaning given in Article 2.4(a);

Secretary means any person duly appointed to perform any of the duties of secretary of the company under Article 5.1 (including a temporary or assistant secretary), and if two or more persons are appointed as joint secretaries, any one or more of the appointed persons;

Shareholder Pre-emption Shares has the meaning given in Article 12.1(f);

Special Resolution means a resolution passed at a general meeting or a Class Meeting by a shareholder or shareholders having the right to attend and vote at the meeting holding in the aggregate not less than seventy-five (75) percent in nominal value of the shares represented and entitled to vote at the meeting and at least fifty-one (51) percent in nominal value of all of the shares entitled to vote at the meeting, provided that, if one of the aforesaid majorities is obtained, but not both, another meeting shall be convened within 30 days in accordance with the provisions of these Articles for the calling of meetings to take a fresh vote on the proposed resolution. At the second meeting the resolution may be passed by a shareholder or shareholders having the right to attend and vote at the meeting holding in the aggregate not less than seventy-five (75) percent in nominal value of the shares represented and entitled to vote at the meeting;

Stock Exchange means recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000 of the Parliament of the United Kingdom) or any other public securities market;

Subscribing Members has the meaning given in Article 7.5(d);

Subscription Acceptance Form has the meaning given in Article 7.5(c);

Subscription Period has the meaning given in Article 7.5(b)(iii);

Transfer Notice has the meaning given in Article 12.1(b);

Transferring Shareholder has the meaning given in Article 12.1(a);

Working Day means a weekday that is not a public holiday in Jersey; and

Unless the context otherwise requires, other words or expressions contained in the Articles bear the same meaning as in the Companies Law or the Interpretation Law as in force on the date when the Articles were adopted by the company.

1.2	Interpretation

In the Articles, unless inconsistent with the subject or context or otherwise stated:

(a)	words in the singular include the plural and vice versa;

(b)	a reference to one gender includes all genders;

(c)	the headings in the Articles do not affect their interpretation;

(d)	a reference to a document includes, unless otherwise specified, any document sent or delivered in electronic form;

(e)

a Communication is sent or delivered in electronic form if it is sent or delivered by electronic means (e.g., by email or fax) or by any other means while in an electronic form (e.g., sending a disk by post);

(f)	a Communication is sent or delivered by electronic means if it is:

(i)	sent initially and received at its destination by means of electronic equipment for the processing (including digital compression) or storage of data; and

(ii)	entirely transmitted, conveyed and received by wire, by radio, by optical means or by other electromagnetic means;

(g)	reference to fully paid, in relation to a share, means that the issue price to be paid to the company in respect of that share has been paid to the company;

(h)	a Communication is sent or delivered in hard copy form if it is sent or delivered in a paper copy or similar form;

(i)	a reference to a holder, in relation to a share, means the person whose name is entered in the company’s register of members as the holder of the share;

(j)	mentioning anything after include, includes or including does not limit what else might be included;

(k)	a reference to an instrument means a document in hard copy form;

(l)	reference to paid means paid or credited as paid;

(m)	reference to participate, in relation to a Directors’ meeting, has the meaning given in Article 3.4;

(n)

reference to present in person or by proxy, in relation to general meetings and to Class Meetings, means being present in person or by attorney, corporate representative, court appointed representative or by proxy;

(o)	a reference to a person includes a body corporate, company, trustee, partnership, joint venture or association (whether incorporated or unincorporated);

(p)	reference to shares means shares in the company;

(q)	signed includes a signature (whether in hard copy form or electronic form) or a representation of a signature affixed by mechanical or other means;

(r)

reference to writing means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or delivered in electronic form or otherwise;

(s)	if a word or a phrase is defined, its other grammatical forms have a corresponding meaning; and

(t)	a reference to a law is a reference to it as amended or re-enacted and includes any subordinate legislation made under it.

1.3	Standard table

The regulations constituting the Standard Table in the Companies (Standard Table) (Jersey) Order 1992 do not apply to the company.

PART 2 – DIRECTORS AND SECRETARY

2.	DIRECTORS’ POWERS AND RESPONSIBILITIES

2.1	Directors’ general authority

(a)	Subject to the Articles and the Companies Law, the Directors are responsible for the management of the company’s business, for which purpose they may exercise all the powers of the company.

(b)	If the company has only one Director, the Director will have authority to exercise all the powers and discretions expressed by the Articles to be vested in the Directors generally.

2.2	Members’ reserve power and effect of altering the Articles

(a)	The members may, by Special Resolution, direct the company to take, or refrain from taking, specified action.

(b)	No Special Resolution referred to in paragraph (a) invalidates anything done by the Directors before the passing of the resolution.

(c)	No alteration of the Articles invalidates anything which the Directors have done before the alteration was made.

2.3	Delegation

(a)

Subject to the Articles, the Directors may from time to time and at any time appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in such attorney.

(b)	Any power of attorney shall be signed and executed by any two Directors or any person authorised by the Board of Directors to do so in accordance with Article 2.3 (a) above.

2.4	Committees

Appointment and constitution of committees

(a)

The Directors may delegate any of their powers or discretions to committees. Any such committee shall, unless the Directors otherwise resolve, have power to sub-delegate to sub-committees any of the powers or discretions delegated to it. Any such committee or sub-committee shall consist of one or more Directors and (if thought fit) one or more other named person or persons to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee or sub-committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee or sub-committee. Any committee or sub-committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee or sub-committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee or sub-committee.

Provided that, there shall be maintained at all times a remuneration committee for the purpose of developing a remuneration policy and establishing remuneration packages for senior executives (the Remuneration Committee).

Participation of Directors in committees

(b)

Every Director who is not a member of a particular committee or sub-committee shall be entitled to observe (but not to vote at or to be counted for the purposes of quorum) all meetings and proceedings of such committee or sub-committee, whether in person or by means of conference telephone or other Communication equipment, and shall accordingly be entitled to copies of all minutes, resolutions, information packs and any and all other documents or material produced for or circulated to the members of such committee or sub-committee.

Proceedings of committee meetings

(c)

The meetings and proceedings of any such committee or sub-committee consisting of two (2) or more persons shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

2.5	President

The Directors may from time to time elect a President of the company and may determine the period for which such person shall hold office. Such President may be either honorary or paid such remuneration as the Directors in their discretion shall think fit, and need not be a Director but shall, if not a Director, be entitled to receive notice of and attend and speak, but not to vote, at all meetings of the board of Directors.

3.	DECISION-MAKING BY DIRECTORS

3.1	Number of Directors

The board shall consist of a minimum of three (3) and a maximum of six (6) Directors.

3.2	Directors to take decisions collectively

Any decision of the Directors must be:

(a)	a majority decision taken at a Directors’ meeting; or

(b)

in the form of a Directors’ written resolution signed by all of the Directors who would have been entitled to vote on the resolution at a Directors’ meeting (being not less in number than a quorum for meetings of the Directors).

3.3	Calling a Directors’ meeting

(a)	Any Director may call a Directors’ meeting by giving notice of the meeting to the Directors or by authorising the Secretary to give that notice.

(b)	At least 24 hours’ notice of each Directors’ meeting must be given to each Director, or any lesser notice as all the Directors may agree either generally or in respect of any specific meeting.

(c)

Notice of a Directors’ meeting must be given to each Director, but need not be in writing. If notice of a Directors’ meeting is given to a Director orally, that notice will be treated as having been given in person.

(d)

A Director may waive the Director’s entitlement to notice of any Directors’ meeting before or after the meeting. Where notice is waived, the validity of the meeting, and any business conducted at it, will not be called into question on the grounds that notice, or sufficient notice, was not given to that Director.

(e)	If a Director participates in a Directors’ meeting, the Director is taken to have consented to the meeting being held at short notice or to have waived notice of the meeting.

3.4	Participation in Directors’ meetings

(a)	Subject to the Articles, Directors participate in a Directors’ meeting, or part of a Directors’ meeting, when:

(i)	the meeting has been called and is held in accordance with the Articles; and

(ii)	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

(b)	In determining whether Directors are participating in a Directors’ meeting, it is irrelevant where any Director is located or how they communicate with each other.

(c)	A Directors’ meeting will be treated as being held where the largest group of the participating Directors is assembled or, if no group is larger than any other, where the chairman is located.

3.5	Quorum for Directors’ meetings

(a)	At a Directors’ meeting, unless a quorum is participating, no proposal is to be voted on except a proposal to call another meeting.

(b)	The quorum for Directors’ meetings is three.

(c)	If:

(i)	a person has been appointed to act as alternate for more than one Director; or

(ii)	a Director has also been appointed as alternate for another Director,

the person or the Director will not be counted more than once for the purposes of determining whether a quorum is participating.

3.6	Chairing of Directors’ meetings

(a)

If the chairman appointed in accordance with Article 4.7 is not participating in a Directors’ meeting within ten minutes of the time at which it was to start, the participating Directors may appoint one of themselves to chair the meeting.

3.7	Chairman’s casting vote

(a)	If the numbers of votes at a Directors’ meeting for and against a proposal are equal, the chairman or other Director chairing the meeting has a casting vote.

3.8	Directors’ written resolutions

(a)

Any Director may propose a Directors’ written resolution. Notice of a proposed Directors’ written resolution must be given by that Director, or by the Secretary on that Director’s behalf, to each other Director.

(b)

A resolution is passed as a Directors’ written resolution when all of the Directors who would have been entitled to vote on the resolution at a Directors’ meeting (being not less in number than a quorum for meetings of the Directors) have signed a copy of the resolution or have otherwise indicated their agreement to it in writing.

(c)	A resolution passed as a Directors’ written resolution will be effective as if it had been passed at a meeting of the Directors.

(d)

A Director may waive the Director’s entitlement to notice of any Directors’ written resolution either before or after the resolution is proposed. Where notice is waived by a Director, the validity of a Directors’ written resolution will not be called into question on the grounds that notice was not given to that Director.

3.9	Directors’ interests

(a)

Subject to paragraph (c), a Director who has, directly or indirectly, an interest in a transaction entered into or proposed to be entered into by the company or by a subsidiary of the company which conflicts or may conflict with the interests of the company and of which the Director is aware, must disclose the nature and extent of the Director’s interest in accordance with paragraph (b).

(b)	A disclosure of an interest by a Director must be:

(i)

made at the first meeting of the Directors at which a transaction or arrangement in which the Director is interested is considered or as soon as practical after that meeting by notice in writing to the Secretary; and

(ii)	recorded in the minutes of the Directors’ meeting at which the disclosure is made or, if the disclosure is made to the Secretary, the minutes of the next Directors’ meeting.

(c)	For the purposes of paragraphs (a) and (b):

(i)	a Director will be treated as having disclosed an interest in the terms of any service contract with the company that is considered by the Directors or a committee; and

(ii)

a general notice given to the Directors or to the Secretary that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested will be treated as a disclosure that the Director has that interest.

(d)	As long as a Director has disclosed to the Directors the nature and extent of the Director’s interest in accordance with this article, the Director:

(i)

may be a party to, or otherwise interested in, any transaction or arrangement with the company or any subsidiary of the company or in which the company or any subsidiary of the company is otherwise interested;

(ii)

may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any Group Company or in any body corporate promoted by the company or any Group Company or in which the company or any Group Company is interested;

(iii)	may act personally or by the Director’s firm in a professional capacity for the company (other than as auditor); and

(iv)

will not be accountable to the company for any benefit which the Director derives from any such transaction or arrangement or any such office or employment or from any interest in any such body corporate or Group Company and no such transaction or arrangement will be liable to be avoided on the ground of any such interest or benefit.

(e)	Save as set out above, a Director:

(i)

shall not vote in respect of any transaction or arrangement in which the Director has any material interest otherwise than by virtue of interests in shares or debenture or other securities of, or otherwise in or through, the company; and

(ii)	shall not count in the quorum of any Directors’ meeting or committee meeting in relation to any resolution on which such Director is not entitled to vote.

(f)

A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

(i)	the giving of any security, guarantee or indemnity in respect of:

(1)	money lent or obligations incurred by such Director or by any other person at the request of or for the benefit of the company or any of its subsidiary undertakings, or

(2)

a debt or other obligation of the company or any of its subsidiary undertakings for which such Director has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(ii)

any proposal concerning an offer of shares or debentures or other securities of or by the company or any of its subsidiary undertakings in which offer such Director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which they are to participate;

(iii)

any proposal concerning any other body corporate in which such Director is interested, directly or indirectly and whether as an officer or shareholder or otherwise, provided that such Director does not have an interest in 1 percent or more of the issued equity share capital of any class of such body corporate (or of any third company through which such Director’s interest is derived) or of the voting rights available to shareholders of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

(iv)

any proposal relating to an arrangement for the benefit of the employees of the company or any of its subsidiary undertakings which does not award such Director any privilege or benefit not generally awarded to the employees to whom such arrangement relates; and

(v)	any proposal concerning insurance which the company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons who include Directors.

(g)

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the company or any body corporate in which the company is interested, the proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under this article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning such Director’s own appointment.

(h)

If a question arises at any time as to the materiality of a Director’s interest or as to such Director’s entitlement to vote and such question is not resolved by such Director voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and the chairman’s ruling in relation to any Director other than in respect of the chairman shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fairly disclosed.

3.10	Confidential information

(a)

Subject to paragraph (b), if a Director receives information in a capacity other than that of a Director of the company and in respect of which the Director owes a duty of confidentiality to a person other than the company, the Director is not required:

(i)	to disclose that information to the company or any officer or employee of the company; or

(ii)	otherwise use or apply that information in the discharge of the Director’s duties as a Director of the company.

(b)

Where a duty of confidentiality arises out of a situation in which the Director has, or might have a direct or indirect interest that conflicts, or might conflict, to a material extent with the interests of the company, paragraph (a) will apply only if the conflict arises out of a matter which has been disclosed to the company in accordance with Article 3.9.

(c)

Paragraph (b) is without prejudice to any rule of law or equity which may excuse a Director from disclosing information in circumstances where disclosure may otherwise be required under that paragraph.

3.11	Validity of acts of Directors and committees

All acts done by any meeting of Directors, or of any committee or sub-committee of the Directors, or by any person acting as a Director or as a shareholder of any such committee or sub-committee, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or shareholder of the committee or sub-committee and had been entitled.

3.12	Record keeping

The Directors, or a sole Director, must ensure that the company keeps a written record of all:

(a)	decisions of the sole Director;

(b)	minutes of all proceedings at Directors meetings, general meetings and Class Meetings; and

(c)	Directors’ written resolutions and members’ written resolutions passed,

for at least ten years from the date of the decision, meeting or resolution.

3.13	Directors’ discretion to make further rules

Subject to the Articles, the Directors may regulate their decision making process as they think fit.

4.	APPOINTMENT AND RETIREMENT OF DIRECTORS

4.1	Retirement at annual general meetings

All Directors (except a managing Director or a Director appointed under Article 13.2) shall retire from office at the end of each annual general meeting and they shall be eligible for re-election.

4.2	Election of two or more Directors

A resolution for the election of two or more persons as Directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it. Any resolution moved in contravention of this provision shall be void.

4.3	Nomination of Director for election

The nomination of Directors, save for a nomination under Article 13.2, shall be carried out in accordance with the Nomination Committee Terms of Reference.

4.4	Election or appointment of additional Director

Without prejudice to Edison’s rights under Article 13.2, the company may by Ordinary Resolution elect, and without prejudice thereto the Directors shall have power at any time to appoint, any person to be a Director either to fill a casual vacancy or as an additional Director, but so that the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these Articles. Any person so appointed by the Directors shall hold office only until the next annual general meeting and shall then be eligible for election.

4.5	Vacation of office

The office of a Director shall be vacated in any of the following events, namely:

(a)	if that Director shall become prohibited or disqualified by law from acting as a Director;

(b)	if a Bankruptcy or insolvency order is made against that Director in any jurisdiction or shall compound with that Director’s creditors generally;

(c)

if an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for that Director’s detention or for the appointment of a curator/guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to that Director’s property or affairs;

(d)	if that Director shall be absent from meetings of the Directors for six months without leave and the Directors shall resolve that such Director’s office be vacated;

(e)	if that Director resigned from office by notice in writing to the company and the resignation has taken effect in accordance with its terms; or

(f)

without prejudice to Edison’s rights under Article 13.2, if a notice in writing is served upon that Director, signed by not less than three quarters (3⁄4) of the Directors for the time being, to the effect that such Director’s office as Director shall on receipt of such notice ipso facto be vacated, but so that if that Director holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the company and shall have effect without prejudice to any claim for damages for breach of any contract of service between that Director and the company.

4.6	Removal from office

Without prejudice to Edison’s rights under Article 13.2, the company may by Ordinary Resolution remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the company and such Director, but without prejudice to any claim such Director may have for damages for breach of any such agreement) and elect another person in place of a Director so removed from office in accordance with the terms and provisions of these Articles.

4.7	Executive Directors

(a)

The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of chairman, deputy chairman, unless a general meeting by Ordinary Resolution elects the chairman and/or the deputy chairman, managing Director or deputy managing Director) on such terms and for such period as they may (subject to the provisions of the Companies Law) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

(b)

The appointment of any Director to the office of chairman or deputy chairman shall automatically determine if they cease to be a Director but without prejudice to any claim for damages for breach of any contract of service between them and the company.

(c)

The appointment of any Director to any other executive office shall not automatically determine if they cease from any cause to be a Director, unless the contract or resolution under which they hold office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between them and the company.

4.8	Powers of executive Directors

The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

4.9	Directors’ remuneration

(a)	A Director may undertake any services for the company that the Directors decide.

(b)	A Director is entitled to any remuneration determined by Ordinary Resolution of the members for services undertaken for the company as a Director.

(c)	A Director is entitled to any remuneration determined by the Directors for any office or service, other than acting as a Director, which the Director undertakes for the company.

(d)	Subject to the Articles, a Director’s remuneration may take any form.

(e)	Unless the Directors decide otherwise, Directors’ remuneration accrues from day to day.

(f)	The Directors may provide benefits, whether by the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits or by insurance or otherwise, for:

(i)	any Director or former Director who holds or has held any office or employment with the company, any predecessor in business of the company or with any Group Company; and

(ii)	any member of that Director’s family (including a former spouse) or any person who is or was dependent on that Director,

and may (before and after that Director ceases to hold office or employment with the company) contribute to any fund and pay premiums for the purchase or provision of those benefits.

(g)

Directors who are not also employees of the company shall not participate in any share or share-price related incentive schemes designed for the executive management or other ordinary employees of the company. For the avoidance of doubt, a Director may hold or exercise options in respect of shares in the company, as may be approved from time to time by an Ordinary Resolution of the company.

4.10	Directors’ expenses

(a)	The company may pay any reasonable expenses incurred by the Directors or any alternate Directors in connection with their attendance at:

(i)	meetings of Directors or committees; or

(ii)	general meetings or Class Meetings,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the company.

(b)

The Directors may make arrangements to provide a Director with funds to meet expenditure incurred or to be incurred by the Director for the purpose of the company or for the purpose of enabling the Director properly to perform the Director’s duties as an officer of the company or to avoid the Director incurring that expenditure.

5.	ALTERNATE DIRECTORS

5.1	Alternate Directors

(a)

Any Director may at any time by writing under such Director’s hand and deposited at the company’s registered office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be such Director’s alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors or unless the appointee is another Director, shall have effect only upon and subject to being so approved.

(b)

The appointment of an alternate Director shall determine on the happening of any event which if they were a Director would cause that Director to vacate such office or if that alternate Director’s appointor ceases to be a Director, otherwise than by retirement at a general meeting at which such Director is re-elected.

(c)

An alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing such alternate Director is not personally present and generally at such meeting to perform all functions of such alternate Director’s appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if such alternate Director (instead of their appointor) were a Director. If such alternate Director shall be a Director or shall attend any such meeting as an alternate for more than one Director, such alternate Director’s voting rights shall be cumulative but shall not be counted more than once for the purposes of the quorum. If such alternate Director’s appointor is for the time being temporarily unable to act through ill health or disability such alternate Director’s signature to any resolution in writing of the Directors shall be as effective as the signature of the respective appointor. To such extent as the Directors may from time to time determine in relation to any committees of the Directors the foregoing provisions of this Article shall also apply mutatis mutandis to any meeting of any such committee of which the appointor is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director, nor shall such alternate Director be deemed to be a Director for the purposes of these Articles, nor shall such alternate Director be deemed to be the agent of their appointor.

(d)

An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if such alternate Director was a Director but shall not be entitled to receive from the company in respect of such appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to the respective appointor as such appointor may by notice in writing to the company from time to time direct.

6.	SECRETARY

6.1	Appointment

(a)	Subject to the Companies Law, a Secretary must, and an assistant or deputy Secretary may, be appointed on any terms the Directors think fit.

(b)	The Directors may appoint more than one Secretary.

6.2	Removal

A Secretary or assistant or deputy Secretary may, at any time, be removed by decision of the Directors but without prejudice to any claim for damages for breach of contract.

PART 3 - SHARES AND DISTRIBUTIONS

7.	ISSUE OF SHARES

7.1	All shares to be fully paid

No share is to be issued that is not fully paid.

7.2	Powers to issue different classes of share

Subject to the Memorandum and Articles, but without prejudice to the rights attached to any existing share, the company may issue shares with any rights or restrictions as may be determined by the members by Special Resolution.

7.3	Redeemable shares

The company may:

(a)	issue shares; or

(b)	convert existing non-redeemable shares, whether issued or not, into shares,

that are to be redeemed, or are liable to be redeemed, either in accordance with their terms or at the option of the company or the holder.

7.4	Fractions of shares

(a)	The company may issue fractions of shares.

(b)	A fraction of a share carries the proportionate rights and liabilities of a whole share other than the right to vote.

(c)	If the holder of a fraction of a share acquires a further fraction of a share of the same class, the fractions will be treated as being consolidated.

7.5	Right of pre-emption on issue of shares

(a)

Unless otherwise directed by the members in general meeting and subject to Article 7.5(i) and 7.6, any unissued shares in the company and any options, warrants or other securities exercisable for, or convertible into, shares in the company (collectively, New Shares) must be offered to members (as nearly as possible) in proportion to existing shares held by them.

(b)	Offers to members under paragraph (a) must be made by notice in writing (an Offer Notice):

(i)	specifying the number of New Shares a member is entitled to subscribe for (a New Share Entitlement) and the subscription price for the New Shares;

(ii)

stipulating that if the New Shares are not fully subscribed by all members and a member would like to subscribe for more New Shares than the member’s New Share Entitlement, the member must state in the member’s acceptance the additional number of New Shares (Additional New Shares) for which the member agrees to subscribe;

(iii)	prescribing the period (being a period of no less than 14 Clear Days) (the Subscription Period) during which the offer will remain open;

(iv)	notifying the member that if the offer is not accepted in writing by the end of the Subscription Period, it will be treated as having been declined;

(v)	specifying how the subscription price for New Shares may be paid to the company;

(vi)	specifying the date by which the payment of the subscription price payable for New Shares forming part of a New Share Entitlement must be made to the company; and

(vii)

notifying the member that if the member agrees to subscribe for Additional New Shares, the company will give a further written notice (an Additional New Share Allotment Notice) to the member informing the member of:

(1)	the number of Additional New Shares allotted to the member;

(2)	the subscription price payable for the Additional New Shares; and

(3)	(if different from the date specified in paragraph (vi)) the date by which the payment of the subscription price payable for the Additional New Shares must be made to the company.

(c)	The Offer Notice must enclose a form of acceptance for members to complete and return to the company (a Subscription Acceptance Form).

(d)	If, by the end of the Subscription Period, any members have agreed to subscribe for all or part of their New Share Entitlement, those members (the Subscribing Members) must be allotted:

(i)	the number of New Shares forming part of their New Share Entitlement for which the Subscribing Members have agreed to subscribe; and

(ii)

(if there are any New Shares remaining after allotment under sub-paragraph (i)) the number of Additional New Shares for which the Subscribing Members have agreed to subscribe (unless, after the allotment under sub-paragraph (i), the remaining New Shares are oversubscribed, in which case, they must be allotted to the Subscribing Members who applied for Additional New Shares (as nearly as possible) in the proportion that the number of existing shares held by each of them bears to the total number of existing shares held by all of them).

(e)	An Additional New Share Allotment Notice must be given to Subscribing Members who are allotted Additional New Shares under paragraph (d).

(f)	The company will only be bound to issue New Shares allotted to members pursuant to paragraph (d) on payment of the subscription price to the company.

(g)

If any New Shares remain unallotted after an allotment pursuant to paragraph (d), those New Shares may be offered to any person as the Directors may determine at the same price and on the same terms as the offer to members.

(h)

If the subscription price for any New Shares is not paid by the due date for payment, those New Shares may be reoffered to members in accordance with the provisions this Article (without diminishing or extinguishing the liability to the company of any subscribing member who failed to pay for any New Shares by the due date for payment).

(i)	Articles 7.5(a) to 7.5(h) inclusive shall not apply at any time when the shares are listed on any Stock Exchange.

7.6	Restriction or withdrawal of pre-emption on issue of shares

The Directors may resolve to issue shares to a third party, and the rights of pre-emption of existing shareholders set-out in Article 7.5 may be restricted or withdrawn by the Directors when:

(a)

it is pursuant to the exercise of options, warrants or other instruments in relation to and pursuant to the terms of any employee or director incentive programmes established by the Directors or by Ordinary Resolution of a general meeting, but in any case shall not issue said instruments corresponding to in excess of 20 per cent of the issued share capital on a rolling 12-month basis; or

(b)

the shares are to be issued as a means of payment to a seller of interests in a legal organisation or operations or business being acquired by the company or any of its subsidiaries, but in any case shall not issue shares in excess of 20 per cent of the issued share capital on a rolling 12-month basis; or

(c)	the shares are to be issued in connection with any IPO or IPO Reorganisation; or

(d)

the shares are to be issued as a means of payment to a creditor of the company or any of its subsidiaries who accepts payment in kind in the form of shares of the company, but in any case shall not issue shares in excess of 20 percent of the issued share capital on a rolling 12-month basis.

However when the shares are being issued generally or in any way to any existing shareholder/s of the company (other than in the case of shares issued in exercise of options, warrants or other instruments in relation to and pursuant to the terms of any employee or director incentive programmes), such withdrawal of the pre-emption rights of existing shareholders does not apply and all existing shareholders shall be treated equally and shall be offered shares pro rata to their holdings in accordance with the provisions of Article 7.6.

7.7	Right of pre-emption in relation to treasury shares

Treasury shares must be offered to members in accordance with Article 7.5 as if they were New Shares.

8.	INTERESTS IN SHARES

8.1	Company not bound by less than absolute interests

Except as required by law, no person is to be recognised by the company as holding any share upon any trust and, except as otherwise required by law or the Articles, the company is not in any way to be bound by, or recognise any interest in, a share other than the holder’s absolute ownership of it and all the rights attaching to it.

8.2	Notice of security interests may be entered on register of members

The company may enter on the company’s register of members the details of any security interest granted by a member in favour of a secured party.

9.	SHARE CERTIFICATES

9.1	Share certificates

(a)	The company must issue each member, free of charge, with one or more certificates in respect of the shares which that member holds within two months after:

(i)	allotment (unless the conditions of allotment otherwise provide); or

(ii)	the date on which a transfer of any shares was lodged with the company.

(b)	Every certificate must specify:

(i)	the number and class of shares in respect of which it is issued;

(ii)	the amount paid up on the shares; and

(iii)	any distinguishing numbers assigned to them.

(c)	No certificate may be issued in respect of shares of more than one class.

(d)	If more than one person holds a share, only one certificate may be issued in respect of that share.

(e)	Share certificates must:

(i)	have affixed to them the company’s common seal; or

(ii)	be signed either by two Directors or by one Director and the Secretary.

9.2	Replacement share certificates

(a)	If a share certificate issued in respect of a member’s shares is:

(i)	damaged or defaced; or

(ii)	said to be lost, stolen or destroyed,

that member is entitled to be issued with a replacement certificate in respect of the same shares.

(b)	A member exercising the right to be issued with a replacement certificate:

(i)	may, at the same time, exercise the right to be issued with a single certificate or separate certificates;

(ii)	must return the certificate which is to be replaced to the company if it is damaged or defaced; and

(iii)	must comply with any conditions as to evidence, indemnity and the payment of a reasonable fee as the Directors decide.

10.	JOINTLY HELD SHARES

(a)	Where two or more persons are registered as the holders of any share they are treated as holding the same as joint tenants.

(b)	The company is not bound to register more than four persons as joint holders of a share.

(c)	Only the joint holder that is first in the company’s register of members in respect of a share (the First Joint Holder) is entitled:

(i)	to delivery of a share certificate relating to the share;

(ii)	to receive Communications from the company (and any Communications given to the First Joint Holder will be treated as given to all joint holders);

(iii)	to attend and vote (whether in person or by proxy) at general meetings or Class Meetings or to sign or agree to members’ written resolutions; or

(iv)	to receive any dividend or distribution from the company in respect of a share.

11.	VARIATION OF CLASS RIGHTS

(a)	Unless otherwise stated in their terms of issue, the rights attached to a class of shares may only be varied:

(i)	by Special Resolution of members of that class; or

(ii)	by a consent in writing signed by or on behalf of holders of three fourths of the issued shares of that class.

(b)

The rights conferred upon the holders of any class of shares will not be treated as being varied by the creation or issue of further shares ranking after or equally with shares of that class (unless otherwise provided by the Articles or their conditions of issue).

12.	TRANSFER AND TRANSMISSION

12A	Definitions

The following definitions apply in this article:

connected person means, in relation to a member, a:

(a)	holding body or subsidiary (whether direct or indirect) of the member;

(b)	a body corporate which is wholly owned by the member and/or their family members;

(c)	family member;

(d)	trustee of a trust (however arising) of which the member is the settlor and of which the member is either sole beneficiary or a member of a class of beneficiaries along with other family members; and

(e)

nominee (or where a member is a nominee for another person, that person or another nominee of that person provided that the transferor provides any evidence that the directors may reasonably require to prove that the beneficial interest in the shares will not change as a result of the transfer);

family member means, in relation to a member, a parent, sibling, spouse, civil partner, child, grandchild or remoter issue.

12.1	Pre-emptive rights

(a)

As long as the shares of the company are not listed on a Stock Exchange and save for any transfer required to effect an IPO Reorganisation, or for any transfer made pursuant to article 12.1A, any shareholder wishing to transfer shares in the company (the Transferring Shareholder) shall first offer them on a pre-emptive basis to the company and then to the other shareholders of the company pro-rata to their holding and in accordance with the following sub-articles.

(b)	The Transferring Shareholder shall notify the Directors by notice in writing (the Transfer Notice) of such Transferring Shareholder’s intention to transfer shares.

(c)

The Transfer Notice shall specify the number of shares which the Transferring Shareholder wishes to transfer and the price at which such Transferring Shareholder is willing to transfer the said shares (the Price). The Transferring Shareholder shall not be entitled to revoke a Transfer Notice once given without the consent in writing of the Directors.

(d)

The receipt by the Directors of a Transfer Notice shall be deemed for all intents and purposes to constitute the Directors as agent of the Transferring Shareholder in relation to the sale of the said shares.

(e)

On receipt of a Transfer Notice, immediately and in no event later than ten business days thereafter, the Directors shall meet to determine whether, always subject to the Companies Law, the company should purchase, in whole or in part, the shares subject of the Transfer Notice at the Price. The Directors shall then, by not later than the expiry of the said ten business day period, give notice in writing to the Transferring Shareholder (the Company Notice) of the number of shares subject of the Transfer Notice that the company is willing to purchase at the Price (the Company Pre-emption Shares).

(f)

If the Company Notice does not indicate that all of the shares subject of the Transfer Notice will be acquired by the company pursuant to paragraph (e) above, then by not later than ten business days after issue of the Company Notice, the Directors shall cause a notice in writing to be sent to every shareholder in the company of the same class as those which are to be transferred, stating the number of shares subject of the Transfer Notice, other than the Company Pre-emption Shares which the company has not indicated in the Company Notice it is willing to acquire, if any (the Shareholder Pre-emption Shares) and price of the shares offered for sale, and shall therein offer to and invite each such shareholder to give notice in writing within ten business days whether such shareholder is willing to purchase any, and if so, what number of the Shareholder Pre-emption Shares. If there are no other holders of shares in the company of the same class as those which are to be transferred, this paragraph (f) shall be ignored and the Directors shall proceed as set out in paragraph (i) below. Any shareholder not replying to the said offer by registered mail or email within the specified period will be considered to have declined the offer.

(g)	At the expiration of the said ten business days, the Directors shall within five business days allocate the Shareholder Pre-emption Shares to or amongst the holders of shares of the same class as the shares being transferred in the company who shall have expressed their willingness to purchase in proportion to their holding of such shares in the company. If less than 100% of the shares being offered for sale pursuant to the Transfer Notice are to be acquired by the company and/or the holders of shares of the same class, the Transferring Shareholder shall be entitled (but shall not be obliged) to revoke the offer and withdraw the Transfer Notice.

(h)

The Transferring Shareholder shall complete and execute transfers of the Company Pre-emption Shares, if any, and, if applicable, of the Shareholder Pre-emption Shares in accordance with the Company Notice and allocation by the Directors, in exchange for the payment of the Price.

(i)

Should the Transfer Notice not have been revoked in accordance with paragraph (g) above and should there be any shares that have not been acquired by the company and/or the existing shareholders of the company in terms of the foregoing sub-articles of this Article 12.1, immediately and in no event later than 3 business days thereafter the Directors shall give notice to the Transferring Shareholder accordingly who may then transfer the said shares to any person at a price that is not lower than the Price.

12.1A	Transfers to connected persons

(a)	Subject to the articles, a member may transfer a share to a connected person at any time.

(b)	The transferor must provide any evidence that the directors may reasonably require to prove that the transferee is a connected person.

(c)

On or before the date on which a transferee will cease to be a connected person, the transferee must transfer all of the shares held by the transferee to the transferor or another connected person of the transferor.

(d)	If the transferee does not comply with paragraph (c):

(i)

the transferee will be treated as having irrevocably appointed any director or the secretary as the transferee’s agent to execute a transfer of all shares held by the transferee to the transferor or (if the directors decide) another connected person of the transferor; and

(ii)	the directors may cause the name of the transferor (or other connected person) to be entered into the company’s register of members as the holder of the transferred shares.

12.2	Registration

(a)	A share may be transferred if the transferor or transferee delivers to the company’s registered office or any other address the Directors specify for this purpose:

(i)	a properly signed and completed transfer form;

(ii)	the share certificate for the share or an indemnity in respect of a lost certificate in a form satisfactory to the Directors;

(iii)	subject to paragraph (g), the information and copy documents required to be delivered pursuant to any Delivery Notice given to the transferee under Article 22.7; and

(iv)	subject to paragraph (g), any evidence establishing the right of the transferor to transfer the share the Directors may require.

(b)	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

(c)	The registration of transfers of shares may not be suspended.

(d)	The company may retain any instrument of transfer which is registered.

(e)	The transferor remains the holder of a share until the transferee’s name is entered in the company’s register of members as holder of it.

(f)	The Directors must promptly register (and may not refuse to register) a transfer of shares that is a permitted disposal that complies with paragraph (a).

(g)	The Directors must promptly register (and may not refuse to register) the transfer of any share if:

(i)	the share is subject to a security interest;

(ii)	the secured party gives the company confirmation in writing that the transfer is being made in connection with the attachment, perfection or enforcement of the security interest; and

(iii)	the transfer form complies with the provisions of this Article and is accompanied by the share certificate for the share or an indemnity in respect of a lost certificate.

12.3	Transmission of shares

(a)	If:

(i)	title to a share passes to an Entitled Person; or

(ii)	an Entitled Person has the right to be registered in respect of a share,

the company may only recognise the Entitled Person as having any title to that share or the right to be registered in respect of that share.

(b)	Nothing in the Articles releases the estate of a deceased member from any liability in respect of a share solely or jointly held by that member.

(c)	Subject to paragraph (d), an Entitled Person who produces such evidence of entitlement to a share or the right to be registered in respect of a share as the Directors may properly require:

(i)	may, subject to the Articles, choose either to become the holder of that share or to have it transferred to another person; and

(ii)	subject to the Articles, and pending any transfer of the share to another person, has the same rights as the holder had.

(d)

Unless an Entitled Person to whom title to a share has passed, or who has the right to be registered as the holder of a share, becomes the holder of that share, that Entitled Person has no right to attend or vote at a general meeting or a Class Meeting, or to agree to a proposed written resolution, in respect of that share.

12.4	Exercise of Entitled Persons’ rights

(a)	Entitled Persons who wish to become the holders of shares to which they have become entitled must notify the company in writing of that wish.

(b)	If an Entitled Person wishes to have a share transferred to another person, the Entitled Person must execute an instrument of transfer in respect of it.

(c)

The Directors may give or deliver notice requiring an Entitled Person to elect to exercise the Entitled Person’s rights under paragraph (a) or (b). If the notice is not complied with within 30 days from the date the notice is treated as received under the Articles, the Entitled Person will be treated as having given notice under paragraph (a).

(d)

Any transfer made or executed under this Article is to be treated as if it were made or executed by the member from whom the Entitled Person has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

(e)	The restrictions on transfer and transmission in Article 12 apply to any transfer of shares made under this Article.

12.5	Entitled Persons bound by prior notices

If a notice is given to a member in respect of shares and an Entitled Person is entitled to those shares, the Entitled Person (and any nominated transferee under Article 12.3(c)) is bound by that notice.

13.	EDISON PARTNERS IX, LP

13.1	Approval for amendments to the Memorandum and/or Articles

Notwithstanding any other provision of these Articles, for so long as Edison Partners IX, LP (Edison) holds at, directly or via a nominee in terms of applicable law, least 5% of the issued share capital of the company, any change in the Memorandum and/or Articles, except changes to Article 13.2, that would have a direct, material adverse effect on any right, privilege or preference of Edison set out in the Memorandum and/or Articles shall require the prior written approval of Edison, such approval not to be unreasonably withheld.

13.2	Entitlement to board representation

(a)

Notwithstanding any other provision of these Articles, for so long as Edison (i) holds at least 12.5% of the issued share capital of the company, (ii) does not currently have an Edison Director (as defined below) and (iii) no nomination or appointment under this Article 13.2 is pending, Edison shall have the right:

(i)

to nominate and appoint, by means of a letter addressed to the company, one person who is a managing, general or operating partner at Edison, or one of Edison’s affiliates, to occupy the post of Director of the company. The appointment of any such Director shall be effective as of the date of delivery of such letter to the company or such later date as may be specified in such letter, the appointment shall not be subject to any confirmation or vote by a general meeting and such Director shall not be required to retire from office at the end of any annual general meeting; or

(ii)

to nominate, by means of a letter addressed to the Nomination Committee, one person who shall be submitted by the Nomination Committee for election to the board of Directors of the company by Ordinary Resolution at a general meeting to be held within 30 days of receipt of such letter.

(b)

The Director appointed to the board of Directors pursuant to paragraphs (a)(i) or (a)(ii) of the foregoing Article 13.2(a) is herein referred to as the Edison Director. Notwithstanding any other provision of these Articles, Edison shall have the right to (i) remove any person then serving as the Edison Director at any time and for any reason by means of a letter addressed to the company and (ii) rescind any pending nomination submitted pursuant to Article 13.2(a)(ii) at any time and for any reason by means of a letter addressed to the Nomination Committee, in each case, effective as of the date of delivery of such letter. Any vacancy in the position of the Edison Director (including following the occurrence of an event described in the preceding sentence) shall be filled in accordance with the provisions of this Article 13.2.

(c)	The Edison Director appointed under this Article 13.2 shall, at all times, have a right to be a full member of the Remuneration Committee of the board of Directors.

(d)

Notwithstanding any other provision of these Articles or the Nomination Committee Terms of Reference, to the extent permissible pursuant to applicable laws, rules, regulations and the duties of the Directors, including but not limited to any applicable Stock Exchange rule book and the Directors’ fiduciary duties, so long as Edison has an Edison Director appointed under this Article 13.2, Edison shall have the right to appoint a Board Observer by means of a letter addressed to the Nomination Committee.

(e)

Notwithstanding any other provision of these Articles, for so long as Edison holds at least 12.5% of the issued share capital of the company, any change in the Memorandum and/or Articles that would adversely affect any right, privilege or preference of Edison set out in this Article 13.2 shall require the prior written approval of Edison.

14.	DIVIDENDS AND OTHER DISTRIBUTIONS

14.1	Declaring dividends and paying other distributions

(a)	The members may by Ordinary Resolution declare dividends, and the Directors may decide to pay interim dividends or any other distributions in accordance with the Companies Law.

(b)	A dividend must not be declared unless the Directors have made a recommendation as to its amount. A dividend must not exceed the amount recommended by the Directors.

(c)	No dividend or distribution may be declared or paid unless it is in accordance with members’ respective rights.

(d)

Unless the members’ resolution to declare, or the Directors’ decision to pay, a dividend or other distribution, or the terms on which shares are issued, specify otherwise, a dividend or distribution must be declared and paid in proportion to each member’s holding of shares on the date of the resolution or decision to declare or pay it.

(e)

A members’ resolution to declare, or a Directors’ decision to pay, a dividend or other distribution may specify that the dividend or distribution is payable to the members of the relevant class at the close of business on a particular date (which may be a date prior to the date of the resolution or decision) (a Distribution Date).

(f)

If a Distribution Date has been specified, a dividend or distribution is payable to the members entitled to it in accordance with their respective holdings of shares on the Distribution Date (without prejudice to the rights to the dividend or distribution arising between transferors and transferees of any shares).

(g)	The Directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits of the company justify the payment.

(h)

If the company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

(i)

If the Directors act in good faith, they will not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

14.2	Payment of dividends and other distributions

(a)	Where a dividend or other distribution is payable in respect of a share, it must be paid by one or more of the following means:

(i)	transfer to an account at a bank or other financial institution specified by the Recipient in writing;

(ii)	sending a cheque made payable to the Recipient by post to an address specified by the Recipient in writing;

(iii)	sending by post a cheque made payable to any person and at the address the Recipient has specified in writing;

(iv)	any other means of payment as the Directors agree with the Recipient in writing; or

(v)	by any other means as the Directors decide.

(b)	In the Articles, Recipient means, as regards a share in respect of which a dividend or other distribution is payable:

(i)	the holder of the share;

(ii)	if the share has joint holders, the First Joint Holder;

(iii)	if the holder is no longer entitled to the share (by reason of death or Bankruptcy or otherwise by operation of law), the Entitled Person; or

(iv)	any other person as the holder (or, in the case of joint holders, the First Joint Holder) may direct.

14.3	No interest on distributions

Subject to the rights attaching to, or to the terms of issue of, any shares, no dividend or distribution payable by the company on, or in respect of, any share will bear interest against the company.

14.4	Unclaimed distributions

(a)	All dividends or distributions which are:

(i)	payable in respect of shares; and

(ii)	unclaimed after having been declared or become payable,

may be invested or otherwise used by the Directors for the benefit of the company until claimed.

(b)	The payment of any dividend or distribution into a separate account does not make the company a trustee in respect of it.

(c)	If:

(i)	ten years have passed from the date on which a dividend or distribution became due for payment; and

(ii)	the Recipient has not claimed it,

the Recipient is no longer entitled to that dividend or distribution and it ceases to remain owing by the company.

14.5	Non-cash distributions

(a)

Subject to the terms of issue of the share in question, the company may, by Ordinary Resolution of the members on the recommendation of the Directors, or by a decision of the Directors, decide to pay or make all or part of a dividend or distribution by transferring non-cash assets of equivalent value (including shares or other securities in any company).

(b)	For the purposes of paying a non-cash distribution, the Directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(i)	fixing the value of any assets;

(ii)	paying cash to any Recipient on the basis of that value in order to adjust the rights of Recipients; and

(iii)	vesting any assets in trustees.

14.6	Waiver of distributions

Recipients may waive their entitlement to a dividend or distribution payable in respect of a share by giving the company notice in writing to that effect, but if:

(a)	the share is jointly held; or

(b)	more than one Entitled Person is entitled to the share,

the notice is not effective unless it is expressed to be given, and signed, by all the joint holders or Entitled Persons.

15.	DISTRIBUTIONS ON A WINDING UP

15.1	Winding up

Subject to the Articles and the rights attaching to a share, on a winding up of the company, the assets available for distribution among the members shall be distributed to members in proportion to each member’s holdings of shares at the start of the winding up.

15.2	Non-cash distributions on a winding up

If the company is wound up, the Directors or the liquidator (as the case may be) may, with the sanction of a Special Resolution of the members and any other sanction required by law:

(a)	divide among the members all or any part of the non-cash assets of the company;

(b)	value any assets and determine how the division will be carried out as between the members or different classes of members; and

(c)	vest the whole or any part of the assets in trustees upon any trusts for the benefit of the members as the Directors or the liquidator with the like sanction determine,

but no member will be compelled to accept any assets upon which there is a liability.

16.	CAPITALISATION

16.1	Authority to capitalise

(a)	Subject to the Articles, the members may, on the recommendation of the Directors, resolve to by Ordinary Resolution (the Capitalisation Resolution) capitalise:

(i)	any profits of the company which are not required for paying a preferential dividend or a dividend payable at a fixed rate; or

(ii)	any sum standing to the credit of any reserve of the company.

(b)

The Directors may appropriate any sum which the company has resolved to capitalise (a Capitalised Sum) to the members who would have been entitled to it if it were applied in paying a dividend or distribution (the Entitled Members) and in the same proportions.

16.2	Application of Capitalised Sums

(a)	A Capitalised Sum may be applied in paying up:

(i)	unissued shares at such issue price as the Capitalisation Resolution may provide; or

(ii)	new debentures of the company,

which are then issued credited as fully paid to the Entitled Members.

(b)	Any unrealised profits of the company may not be applied in paying up any debentures of the company.

(c)	Subject to the Articles, the Directors may:

(i)	apply Capitalised Sums in accordance with paragraphs (a)(i), (a)(ii) or partly in one way and partly in another;

(ii)

make any arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this Article (including the issuing of fractional certificates or the making of cash payments); and

(iii)

authorise any person to enter into an agreement with the company on behalf of all the Entitled Members which is binding on them in respect of the allotment of shares and debentures to them under this article.

PART 4 - DECISION-MAKING BY MEMBERS

17.	ORGANISATION OF GENERAL MEETINGS

17.1	Convening general meetings

(a)	The Directors may call a general meeting.

(b)

The members may require the Directors to call a general meeting upon a requisition being made in writing in accordance with the Companies Law. No business may be considered at a requisitioned meeting other than that stated in the requisition.

(c)	A general meeting will be held at the date, time and place, as is determined by the Directors.

(d)

The company must hold annual general meetings in accordance with the Companies Law unless all the members of the company agree in writing to dispense with holding them and any agreement remains valid in accordance with the Companies Law.

17.2	Notice of general meetings

(a)	A general meeting (other than an adjourned meeting) must be called by at least 14 Clear Days’ notice.

(b)

Notwithstanding Article 17.2(a) above, a general meeting called with a shorter notice than fourteen (14) days shall be deemed to have been duly called if it is so agreed by all of the shareholders entitled to attend and vote thereat.

(c)

A person shall be entitled to receive notice of, participate in and vote at a general meeting if such person is entered as a shareholder in the register of members on the Record Date and any change to an entry in the register of members after the Record Date shall be disregarded in determining the right of any person to attend and vote at the meeting;

(d)	Notice of a general meeting must specify:

(i)	the date, time of commencement of the meeting and venue of the general meeting, together with the proposed agenda for the general meeting;

(ii)	a clear and precise description of the procedures that shareholders must comply with in order to be able to participate in and to vote at the general meeting, including:

(1)

either the rights available to shareholders under Article 17.2(g) below to the extent that those rights can be exercised after the notice of the meeting is issued, and the rights under Article 17.8 below and the periods within which those rights may be exercised, or a notice stating only the deadlines within which the rights under Article 17.2(g) and Article 17.8 below may be exercised, provided such notice contains a reference to more detailed information concerning those rights being made available on the website of the company;

(2)

a statement that a shareholder entitled to attend and vote thereat is entitled to appoint a proxy to attend and vote instead of them and that a proxy need not be a shareholder of the company, the procedure for voting by proxy, notably the proxy forms to be used and the means by which the company is prepared to accept electronic notifications of the appointment of proxy holders pursuant to Article 18.7 below (if any); and

(3)	where the company offers the facility for shareholders to vote in advance or by electronic means, the procedures for doing so;

(iii)

state the Record Date and explain that only those shareholders who are entered as a shareholder on the register of members on the Record Date shall have the right to participate and vote in the general meeting;

(iv)

indicate where and how the full, unabridged text of the documents to be submitted to the general meeting (including, where applicable, the annual report) and of any draft resolutions may be obtained, unless the draft resolutions are included as part of the notice itself;

(v)	indicate the address of the internet site on which the forgoing information and the information referred to in Article 17.2(f) below will be made available; and

(vi)

shall specify the general nature of the business to be transacted at the meeting; and if any resolution is to be proposed as a Special Resolution the notice shall contain a statement to that effect, the text of such Special Resolution and specify the principal purpose thereof.

(e)	In the case of an annual general meeting, the notice shall also specify the meeting as such.

(f)

The company shall ensure that for at least a continuous period commencing on the fourteenth (14th) day immediately preceding the date scheduled for the general meeting and including the day of the meeting, the following minimum information is made available to its shareholders on its website;

(i)	a copy of the notice convening a general meeting;

(ii)	the total number of shares and voting rights at the date of the notice (including separate totals for each class of shares where the company’s capital is divided into two or more classes of shares);

(iii)	the documents to be submitted to the general meeting, including the annual report;

(iv)

a draft resolution or, where no resolution is proposed to be adopted, a comment from the Directors for each item on the proposed agenda of the meeting, with an explanation of the reason why that item has been placed on the agenda of the meeting; and

(v)

where where applicable, the proxy forms, unless such forms are sent directly to each shareholder, provided that where these forms cannot be made available on the company’s website for technical reasons, an indication of how a hard copy of the forms can be obtained and in such case, the company shall send the forms by postal service and free of charge to every shareholder who so requests.

(g)

A shareholder shall be entitled to have an item included on the agenda of a general meeting provided that each such item is accompanied by a justification and/or a draft resolution to be adopted at the general meeting.

(h)

The request to put items on the agenda of the general meeting or the tabling of draft resolutions in accordance with the immediately preceding Articles shall be submitted to the company in hard copy form or in electronic form at least forty six (46) days before the date set for the general meeting to which it relates and shall be authenticated by the person or persons making it. Furthermore, where the right to request items to be put on the agenda of the general meeting or to table draft resolutions to be adopted at a general meeting requires a modification of the agenda for the general meeting that has already been communicated to the shareholders, the company shall make available a revised agenda in the same manner as the previous agenda in advance of the applicable Record Date or, if no such Record Date applies, sufficiently in advance of the date of the general meeting so as to enable other shareholders to appoint a proxy.

(i)

Draft resolutions tabled by shareholders and received by the company after the date on which notice of the meeting is given shall be uploaded on the company’s website as soon as practicable after the company has received them.

(j)

Notice of a general meeting or an adjourned general meeting must be sent to shareholders by pre-paid mail at their last known residential address (as appearing in the register of members). Notwithstanding the foregoing, the company may publish the notice convening a general meeting or an adjourned general meeting either on its website or on the website of the Stock Exchange on which its shares are listed, provided that having sent a notice by mail at the last known address of each shareholder requesting their consent to the publication of notices convening the general meetings of the company on the website indicated in the notice, shareholders give their consent to receive notice by such means. Shareholders that do not give their consent shall remain entitled to receive notices convening general meetings of the company by pre-paid mail at their last known residential address.

17.3	Attendance and speaking at general meetings

(a)	The Directors may make whatever arrangements they consider appropriate to enable persons attending a general meeting to exercise their rights to speak or vote at the meeting.

(b)	In determining attendance at a general meeting, it is immaterial whether any two or more members attending the meeting are in the same place as each other.

(c)

Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that, if they have rights to speak or vote at that meeting, they are able to exercise them.

(d)

A person is able to exercise the right to speak at a general meeting if, during the meeting, that person is in a position to communicate to all those attending the meeting any information or opinions which that person has on the business of the meeting.

(e)	A person is able to exercise the right to vote at a general meeting if:

(i)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(ii)	that person’s vote is taken into account in determining whether or not those resolutions are passed at the same time as the votes of all the other persons attending the meeting.

17.4	Quorum for general meetings

(a)	No business other than the appointment of the chairman or adjournment of the meeting is to be transacted at a general meeting if the persons attending the meeting do not constitute a quorum.

(b)	The quorum for general meetings is:

(i)	if the company has only one member, that member present in person or by proxy; or

(ii)	if the company has more than one member, at least two members present in person or by proxy (as long as at least two individuals form the quorum).

17.5	Chairing general meetings

(a)	If the Directors have appointed a chairman under Article 3.6, the chairman must chair general meetings if present and willing to do so.

(b)	If the Directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within twenty minutes of the time at which a meeting was due to start:

(i)	the Directors present; or

(ii)	if no Directors are present, the members by Ordinary Resolution,

must appoint a Director or member to chair the meeting, and that appointment must be the first business of the meeting.

17.6	Attendance and speaking by Directors and non-members

(a)	The Directors (whether or not they are members) and the company’s auditors may attend and speak at general meetings.

(b)	The chairman of the meeting may permit other persons who are not:

(i)	members of the company; or

(ii)	otherwise entitled to exercise the rights of members in relation to general meetings,

to attend and speak at a general meeting.

17.7	Adjournment

(a)	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present:

(i)	if the meeting was called by a requisition of members, it will be dissolved; or

(ii)	in any other case, the chairman of the meeting must adjourn it.

(b)	The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

(i)	the meeting consents to an adjournment; or

(ii)

it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or to ensure that the business of the meeting is conducted in an orderly manner.

(c)	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

(d)	When adjourning a general meeting, the chairman of the meeting must:

(i)	either specify the date, time and place to which it is adjourned or state that it is to continue at a date, time and place to be fixed by the Directors; and

(ii)	have regard to any directions as to the date, time and place of any adjournment which have been given by the meeting.

(e)	If the continuation of an adjourned meeting is to take place more than 30 days after it was adjourned, the company must give at least 7 Clear Days’ notice of it:

(i)	to the same persons to whom notice of a general meeting is required to be given; and

(ii)	containing the same information which that notice is required to contain.

(f)	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

17.8	Right to ask questions

(a)

Every shareholder shall have the right to ask questions which are pertinent and related to items on the agenda of a General Meeting and to have such questions answered by the Directors or such person as the Directors may delegate for that purpose subject to any reasonable measures that the Company may take to ensure the identification of the shareholder. This right shall also be enjoyed by a proxy holder appointed by the shareholder.

(b)	The company may provide one (1) overall answer to questions (asked pursuant to the immediately preceding Article) having the same content. An answer to a question shall not be required where:

(i)	to give an answer would interfere unduly with the preparation for the meeting, involve the disclosure of confidential information or cause prejudice to the business interests of the company;

(ii)	the answer has already been given on the company’s website in the form of an answer to a question;

(iii)	it is not in the interests of good order of the meeting that the question be answered; or

(iv)	the company is unable to provide an immediate reply, provided that such reply is subsequently posted on the website of the company.

18.	VOTING AT GENERAL MEETINGS

18.1	General

(a)	A resolution put to the vote at a general meeting:

(i)	must be decided on a show of hands unless a poll is duly demanded in accordance with the Articles; and

(ii)	unless otherwise provided in the Articles or the Companies Law, may be adopted by passing an Ordinary Resolution.

(b)	Subject to the Articles and the terms of issue of any share, a member present in person or by proxy:

(i)	on a show of hands, has one vote; and

(ii)	on a poll, has one vote for each share held by the member.

(c)	A member need not cast all of the member’s votes or cast all of them in the same way.

(d)	If the numbers of votes at a general meeting for and against a resolution are equal, the chairman shall have a casting vote.

(e)	Subject to the Companies Law, a Special Resolution of the members will be effective for any purpose for which an Ordinary Resolution is expressed to be required by the Articles or the Companies Law.

18.2	Errors and disputes

(a)

No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

(b)	Any objection must be referred to the chairman of the meeting whose decision is final.

18.3	Declaration by chairman on a show of hands

Unless a poll is duly demanded, on a vote on a resolution at a general meeting on a show of hands, a declaration by the chairman that the resolution has or has not been passed, or passed with a particular majority, is conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

18.4 Demanding a poll

(a)	A poll on a resolution may be demanded:

(i)	in advance of the general meeting where it is to be put to the vote; or

(ii)	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

(b)	A poll may be demanded by:

(i)	the chairman of the meeting;

(ii)	any Director;

(iii)	not less than five members present in person or by proxy having the right to vote on the resolution; or

(iv)	a member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all members having the right to vote on the resolution.

(c)	A demand for a poll may be withdrawn if:

(i)	the poll has not yet been taken; and

(ii)	the chairman of the meeting consents to the withdrawal,

and if a demand is withdrawn it will not invalidate the result of a show of hands declared before the demand was made.

(d)	Polls must be taken immediately and in the manner the chairman of the meeting directs.

(e)	The chairman may appoint scrutineers (who need not be members).

(f)	The result of a poll will be treated as being the resolution of the meeting at which the poll was demanded.

18.5	Proxies

(a)

A member entitled to attend and vote at a general meeting or a Class Meeting may appoint a proxy to attend, speak and vote (on a show of hands and on a poll) on the member’s behalf. (b) A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to different shares.

(c)

An attorney or court appointed representative of a member in respect of which an order has been made by any court having jurisdiction, whether in Jersey or elsewhere, in matters concerning legal incapacity or interdiction may attend, speak and vote (on a show of hands and on a poll) on the member’s behalf and that attorney or representative may appoint a proxy.

18.6	Content of proxy notices

(a)	Proxies may only validly be appointed by a notice in writing (a Proxy Notice) which:

(i)	states the name and address of the member appointing the proxy;

(ii)	identifies the person appointed to be that member’s proxy and the meeting in relation to which that person is appointed;

(iii)	(if a member appoints more than one proxy in relation to a meeting) states the number of shares in respect of which the appointment is made;

(iv)	is signed by or on behalf of the member appointing the proxy or is authenticated in the manner the Directors may determine; and

(v)	is delivered to the company in accordance with the Articles and any instructions contained in the notice convening the meeting, or adjourned meeting, to which they relate.

(b)	The Directors may require Proxy Notices to be delivered in a particular form and may specify different forms for different purposes.

(c)	Proxy Notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

(d)	Unless a Proxy Notice indicates otherwise, it must be treated as:

(i)	allowing a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

(ii)	appointing a proxy in relation to:

(1)	any adjournment of the meeting to which it relates as well as the meeting itself; and

(2)	the member’s entire holding of shares or class of shares to which the Proxy Notice relates.

(e)

A vote cast by a proxy or other representative of a member will be valid even if the proxy or representative did not vote in accordance with the instructions of the member who appointed the proxy or representative and the company is under no obligation to check that any vote cast is in accordance with those instructions.

18.7	Delivery of proxy notices

(a)

Any notice of a general meeting or Class Meeting must specify an address (a Proxy Notification Address) at which the company will receive Proxy Notices relating to that meeting, or any adjournment of it, delivered in hard copy form or electronic form.

(b)

Even if a valid Proxy Notice has been sent or delivered to the company by or on behalf of a person who is entitled to attend, speak and vote (on a show of hands and on a poll) at a general meeting, that person remains entitled to attend, speak and vote at that meeting or any adjournment of it.

(c)

Subject to the Companies Law, the Directors may determine (and must specify in any form of Proxy Notice) the latest time by which a Proxy Notice must be sent or delivered to a Proxy Notification Address prior to the general meeting, or adjourned meeting, to which it relates for that proxy to be valid at the meeting.

18.8	Corporate representatives

(a)

A body corporate which is a member may, by a resolution of its Directors or other governing body, authorise one or more persons to act as its representative or representatives at a general meeting or Class Meeting.

(b)	A body corporate is taken to be present in person at any general meeting or Class Meeting if a representative is present at the meeting.

(c)	A representative is entitled to exercise the same rights the body corporate could exercise if it were an individual.

(d)	Where more than one person is authorised to represent a body corporate and more than one person purports to exercise a power on behalf of that body corporate:

(i)	if each person purports to exercise the power in the same way, the power is treated as exercised in that way; and

(ii)	if each person does not purport to exercise the power in the same way, the power is treated as not exercised.

18.9	Evidence of authority

The Directors may (but are not bound) to require:

(a)	the production of any evidence which they consider necessary to determine the validity of:

(i)	any Proxy Notice;

(ii)	the authority of any person who signs a Proxy Notice on behalf of a member;

(iii)	the authority of any person who represents a member at a general meeting or Class Meeting; or

(iv)	the authority of any person who signs a members’ written resolution on behalf of a member,

certified in any manner they think fit; and

(b)

that evidence to be sent or delivered to a Proxy Notification Address no later than the time by which a Proxy Notice must be sent or delivered for that meeting in order to be valid in accordance with Article 18.7(c) (or any later time as the chairman of the meeting may determine).

18.10	Revocation of authority

(a)	A Proxy Notice or the appointment of a representative of a member may be revoked by or on behalf of a member by written notice sent or delivered to a Proxy Notification Address.

(b)	Any vote cast or poll demanded by a proxy or a representative of a member is not invalidated by:

(i)	the previous death, Bankruptcy or legal incapacity of the member who appointed the proxy; or

(ii)	the revocation of the:

(1)	proxy or the authority under which the proxy was executed; or

(2)	authority under which the representative was appointed,

unless written notice of that death, incapacity or revocation is received by the company at a Proxy Notification Address before the start of the meeting, or adjourned meeting, to which the proxy or the appointment of the representative relates.

18.11	Amendments to resolutions

(a)	An Ordinary Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(i)

notice of the proposed amendment is given to the company in writing by a person entitled to attend and vote at the general meeting at which it is to be proposed no later than the time by which a Proxy Notice must be sent or delivered for that meeting in order to be valid in accordance with Article 18.7(c) (or any later time as the chairman of the meeting may determine); and

(ii)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

(b)	A Special Resolution to be proposed at a general meeting may be amended by Ordinary Resolution, if:

(i)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(ii)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

(c)	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

18.12	Class Meetings

All the provisions of the Articles and of the Companies Law relating to general meetings also apply (with necessary modifications) to Class Meetings except that:

(a)	the quorum for Class Meetings is one or more members present in person or by proxy who hold not less than one third of the issued shares of the class; and

(b)	any member present in person or by proxy may demand a poll.

18.13	Share and share price related incentive schemes

Any share and share-price related incentive schemes or programmes for the executive management or Directors shall be approved at a general meeting. Any such approval is to include all the principle conditions of the scheme or program.

19.	MEMBERS’ WRITTEN RESOLUTIONS

19.1	Unanimous written resolutions

A resolution required by the Companies Law or the Articles to be passed unanimously by all members may be passed as a resolution in writing by all members in accordance with Article 19.2.

19.2	Passing unanimous written resolutions

A resolution in writing is passed unanimously by all members if it is signed by or on behalf of all members.

19.3	Specified majority written resolutions

Any resolution which may be passed at a general meeting or a Class Meeting (including a Special Resolution but excluding a resolution removing an auditor and a resolution of a type referred to in Article 19.1) may be passed as a resolution in writing by a specified majority of members in accordance with Article 19.4.

19.4	Passing specified majority written resolutions

A resolution in writing is passed by a specified majority of members if it is signed by or on behalf of members:

(a)	who would be entitled to vote if the resolution were proposed at a general meeting or a Class Meeting; and

(b)	who hold such number of shares as would be needed to pass that resolution on a poll at a general meeting or a Class Meeting.

19.5	Validity of written resolutions

A resolution in writing passed unanimously by all members or passed by a specified majority of members will be as valid as if it had been passed at a general meeting or a Class Meeting.

19.6	Signifying agreement to written resolutions

References in Articles 19.2 and 19.4 to a resolution in writing being signed by or on behalf of a member will be deemed to include a reference to:

(a)	a member signifying agreement to the resolution; or

(b)	someone acting on behalf of a member signifying agreement to the resolution.

20.	COMMITTEES OF THE SHAREHOLDERS

A committee of the largest shareholders shall be convened in order to produce a proposal to be delivered at the annual general meeting for the nomination of Directors, the appointment of Board Observers, the composition of the board of Directors and the remuneration of the board of Directors (the Nomination Committee). The composition, work and functioning of the Nomination Committee shall be subject to terms of reference approved by an Ordinary Resolution of the shareholders (the Nomination Committee Terms of Reference).

21.	BOARD OBSERVERS

In accordance with the Nomination Committee Terms of Reference, and subject to such regulations (including confidentiality obligations) which may from time to time be reasonably imposed by the Directors for this purpose, the Nomination Committee may appoint individuals to represent any shareholder, provided that such shareholder has an individual associated with or nominated by that shareholder appointed as a member of the board of Directors, as non-voting observers to the board of Directors of the company (a Board Observer) for as long as such shareholder has an individual associated with that shareholder appointed as a member of the board of Directors. To the extent permissible pursuant to applicable laws, rules, regulations and the duties of the Directors, including but not limited to any applicable Stock Exchange rule book and the Directors’ fiduciary duties, a Board Observer shall be entitled to observe (but not to vote at or to be counted for the purposes of quorum) all meetings and proceedings of the Directors as well as committees and sub-committees of the Directors, whether in person or by means of conference telephone or other Communication equipment, and shall accordingly be entitled to copies of all minutes, resolutions, board packs and any and all other documents or material produced for or circulated to the Directors and committees and sub-committees as the case may be. A Board Observer shall not be deemed to be an officer of the company.

PART 5—OTHER PROVISIONS

22.	ADMINISTRATIVE ARRANGEMENTS

22.1	Communications from the company

(a)	Subject to the Articles, a Communication from the company to a Director or member may be:

(i)	given or delivered in person to;

(ii)	sent by prepaid post to, or left at, the address specified in writing by; or

(iii)	sent in electronic form to the email address or fax number specified in writing by,

the Director or member.

(b)	Unless a Communication is given or delivered to the Director or member:

(i)	in person or left at the address specified by the Director or member; or

(ii)	by email or fax at an email address or fax number specified by the Director or member,

Communications will be sent by post to the address specified by the Director or member.

(c)

A Communication from the company posted or sent in accordance with this Article will be treated as received by a member (as sole or joint holder) even if the member is deceased or bankrupt (whether or not the company has received notice of the same).

(d)

Subject to the Articles, Communications from the company to a Director may also be sent or delivered by the means by which the Director has notified the company in writing that the Director wishes Communications to be sent or delivered to the Director for the time being.

22.2	When Communications from the company are to be treated as received

(a)	A Communication from the company is to be treated as received by a Director or member:

(i)	if it is given or delivered in person or left at an address, at the time it is given, delivered or left;

(ii)	if it is sent by post, 48 hours after being posted in a correctly addressed envelope or, if it is sent to an address outside the British Islands, 96 hours after it is posted;

(iii)	if it is sent by fax, when the transmission is successfully completed; and

(iv)	if it is sent by email, when the email is sent (provided there is no notice of delivery failure).

(b)	For the purposes of paragraph (a), other than notice of a Directors’ meeting, a Communication will not be treated as received during any part of a day that is not a Working Day.

(c)	A Director may agree with the company that Communications from the company sent to that Director in a particular way are to be treated as received within a specified time after being sent.

22.3	When Communications to the company are to be treated as received

(a)	A written Communication sent or delivered by a Director or member to the company is to be treated as received by the company when it is actually received.

(b)	Any written Communication referred to in paragraph (a) must be sent or delivered to:

(i)	the company’s registered office address; or

(ii)

any other correspondence address, email address or fax number notified by the company to Directors or members for the purpose of receiving Communications, or particular types of Communications, from Directors or members (as the case may be).

(c)

The Directors may prescribe any procedures they think fit for verifying the authenticity or integrity of any Communication received by the company from, or on behalf of, Directors or members in electronic form.

22.4	Company seals

(a)	The company may have one or more common seals and, in accordance with the Companies Law, one or more branch seals and securities seals.

(b)	Any company seal may only be used by the authority of the Directors or by a committee to which power has been delegated to authorise the use of company seals.

(c)	The Directors may decide by what means and in what form any company seal is to be used.

(d)	Unless the Directors decide otherwise, where a company seal is affixed to a document, it must be signed by a Director or the Secretary.

22.5	Execution of documents

(a)	A document not executed under common seal may be signed on behalf of the company by one or more persons authorised by the Directors to sign it.

(b)

If the Directors have authorised a document to be signed on behalf of the company without expressly authorising anyone to sign it, it may be signed on behalf of the company by any Director, any two Directors or any Director and the Secretary (and for these purposes a Director includes an alternate Director).

22.6	Authentication of documents

(a)	Any Director, the Secretary or other person authorised by the Directors may authenticate:

(i)	the company’s Memorandum and Articles;

(ii)	any resolutions passed by the members, the Directors or a committee; and

(iii)	the company’s other books, records, documents and accounts,

and to certify copies or extracts as true copies or extracts.

(b)

Where any items referred to in paragraph (a) are not held at the company’s registered office, any local Director, the liquidator or other person who has custody of them may authenticate and certify copies or extracts of them.

22.7	Due diligence

(a)

The Directors may decide to serve notice (a Delivery Notice) on a member or any allottee or transferee of shares requiring the member, allottee or transferee to deliver to the company any information and copy documents as the Directors may specify so that they may be furnished to the company’s service providers to enable them to comply with their customer due diligence requirements under any applicable anti-money laundering and combating the financing of terrorism laws.

(b)	Any copy documents delivered to the company under paragraph (a) must be certified to the Directors’ satisfaction.

(c)

A member, allottee or transferee must comply with the terms of a Delivery Notice within 14 days from the date that the Delivery Notice is treated as received under the Articles (or any longer period the Directors decide to permit).

(d)

If a member fails to comply with a Delivery Notice, no voting rights attached to a share held by the member may be exercised at any general meeting or Class Meeting, or at any adjournment of a meeting, on a show of hands or on a poll, until the Delivery Notice is complied with.

(e)

If an allottee fails to comply with a Delivery Notice, the company may postpone the issue of any allotted shares until the Delivery Notice is complied with. If a transferee fails to comply with a Delivery Notice, the company may, if permitted by Article 12.2, refuse to register the transfer.

(f)

Documents provided may be furnished to the company’s service providers whether inside or outside the European Economic Area and the company will ensure compliance with applicable data protection legislation in respect of any such processing.

22.8	No right to inspect accounts and other records

Except as provided by law or authorised by the Directors, no person is entitled to inspect any of the company’s accounting or other records or documents merely by virtue of being a member.

22.9	Copies of accounts for shareholders

A copy of every balance sheet and profit and loss account which is to be laid before a general meeting of the company (including every document required by the Companies Law to be comprised therein or attached or annexed thereto) shall not less than 14 days before the date of the meeting be made available on the company’s website and sent to every shareholder of, and every holder of debentures of, the company and to every other person who is entitled to receive notices of general meetings from the company under the provisions of the Companies Law or of these Articles in the manner and form determined by the board of Directors. Provided that this Article shall not require a copy of these documents to be sent to more than one of joint holders nor to any person of whose postal address the company is not aware, but any shareholder or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the company’s registered office. To the extent permitted by the Companies Law and agreed by the shareholder, the documents referred to in this Article may be sent by electronic Communication.

22.10	Audit

The company must appoint an auditor to examine and report on its accounts in accordance with the Companies Law.

23.	DIRECTORS’ INDEMNITY AND INSURANCE

23.1	Indemnity

To the fullest extent permitted by the Companies Law, every present and former officer of the company is to be indemnified out of the assets of the company against any loss or liability incurred by the officer by reason of being or having been an officer of the company.

23.2	Insurance

The Directors may, at the expense of the company, decide to purchase and maintain insurance for the benefit of any officer of the company in respect of any loss or liability referred to in Article 23.1.